REGISTERED                                                          REGISTERED

                                                                    EXHIBIT 4.07

                                 KELLOGG COMPANY

                        5-3/4% EXTENDIBLE NOTES DUE 2001

CUSIP NO. 487836 AJ 7
No. R-2                                                          US$200,000,000

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITORY") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         KELLOGG COMPANY, a Delaware corporation (herein called the "Issuer", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of TWO HUNDRED MILLION (U.S.$200,000,000) (or such other amount as is provided herein) on February 2, 2001 or, if the maturity date of this Note is extended as provided herein, February 2, 2005, in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on February 2 and August 2 of each year, commencing August 2, 1998, on said principal sum, in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts, at the rate per annum specified in the title of this Note or, if the maturity date of this Note is extended, at the rate determined as provided herein, from the February 2 or the August 2, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on this Note, in which case from February 4, 1998, until payment of said principal sum has been made or duly provided for. Payments of such principal and interest shall be made at the office or agency of the Issuer in Chicago, Illinois, which, subject to the right of the Issuer to vary or terminate the appointment of such agency, shall initially be at the principal office of Harris Bank and Trust Company, 111 West Monroe Street, Chicago, Illinois 60603; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security register; provided further that so long as CEDE & CO. or another nominee of the Depository is the registered owner of this Note, payments of principal and interest will be made in immediately available funds through the Depository's Same-Day Funds Settlement System. Notwithstanding the foregoing, if the date hereof is after January 17 or August 17, as the case may be, and before the following February 2 or August 2 this Note shall bear interest from such February 2 or August 2; provide that if the Issuer shall default in the payment of interest due on such February 2 or August 2, then this Note shall bear interest from the next preceding February 2 or August 2, to which interest has been paid or, if no interest has been paid on this Note, from February 4. The interest so payable on any February 2 or August 2, will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the January 17 or July 17, as the case may be, next preceding such February 2 or August 2.

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

                        [Signatures appear on next page)



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         IN WITNESS WHEREOF, KELLOGG COMPANY has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated: February 4, 1998                  KELLOGG COMPANY

[SEAL]

                                         By: J.H. Bolt
                                            -----------------------------------

                                         By: Edward J. Gildea
                                            -----------------------------------


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Harris Trust and Savings Bank,
    as Trustee


By   C. Potter
   -----------------------------------------
         Authorized Officer






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




                                 KELLOGG COMPANY

                        5-3/4% EXTENDIBLE NOTES DUE 2001

         GENERAL. This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of August 1, 1993 (herein called the "Indenture"), duly executed and delivered by the Issuer to Harris Trust and Savings Bank, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in registered or bearer form, or both, in various aggregate principal amounts, may be denominated and payable in United States Dollars, foreign currencies or currency units, may mature at different times, may bear interest at different rates, which may be fixed or variable, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Note is one of a series designated as the 5-3/4% Extendible Notes Due 2001 of the Issuer, limited in aggregate principal amount to $400,000,000.

         EXTENSION OF MATURITY. If, on the Determination Date (as defined below), the CMT Rate (as defined below) is greater than the Minimum Reference Rate (as defined below), the Notes will mature on the Initial Maturity Date (as defined below) at 100% of their principal amount plus accrued and unpaid interest. If, on the Determination Date, the CMT Rate is less than or equal to the Minimum Reference Rate, the holder of the Notes may elect to extend the term of this Note to the Final Maturity Date (as defined below) and reset the rate at which the Notes will bear interest as described below. If the CMT Rate is less than or equal to the Minimum Reference Rate and the holder of the Notes does not elect to extend the maturity of the Notes, the Notes will mature on the Initial Maturity Date at a price equal to the greater of (x) 100% of its principal amount and (y) the price of a hypothetical four-year corporate debt security issued for settlement on the Initial Maturity Date and maturing on the Final Maturity Date, with a coupon paid semi-annually at the Minimum Reference Rate and a yield to maturity equal to the CMT Rate.

         For the purposes of calculating the CMT Rate and certain other calculations described herein, the Company has entered into a Calculation Agency Agreement, dated February 4, 1998 (the "Calculation Agency Agreement") with Lehman Brothers Inc. (the "Calculation Agent", which expression shall include any successor as Calculation Agent under the Calculation Agency Agreement). Any calculations by the Calculation Agent shall, in the absence of manifest error, be binding on the Issuer, the Trustee and the Holder of the Notes.

         Not later than the eighth Business Day prior to the Initial Maturity Date, the Calculation Agent is required to notify the Trustee, the Company and the Holder of the Notes by facsimile



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(i) of the CMT Rate and (ii) if the CMT Rate is less than or equal to the
Minimum Reference Rate on the Determination Date that the Holder of the Notes shall be entitled to exercise the Extension Option. Not later than the eighth Business Day prior to the Initial Maturity Date, the Issuer shall notify the Trustee and the Holder of the Notes of the Spread. If the Issuer does not so notify, the Notes will mature on the Initial Maturity Date at a price equal to the greater of (x) 100% of its principal amount and (y) the price of a hypothetical four-year corporate debt security issued for settlement on the Initial Maturity Date and maturing on the Final Maturity Date, with a coupon paid semi-annually at the Minimum Reference Rate and a yield to maturity equal to the CMT Rate. In order to validly exercise the Extension Option, the Holder of the Notes must notify the Issuer and the Trustee by facsimile of such exercise not later than 5:00 P.M., New York City time, on the fifth Business Day prior to the Initial Maturity Date. Except as provided in the next succeeding sentence, any exercise of the Extension Option shall be irrevocable. In the event that the Callholder (as defined in the Board Resolutions establishing the terms of the Notes) fails to deposit the applicable call price with the Holder of the Notes by 5:00 P.M., New York City time, on the fourth Business Days prior to the Initial Maturity Date, the Issuer shall purchase the Notes on the Initial Maturity Date at a price equal to the principal amount of the Notes plus accrued and unpaid interest thereon.

         Upon any sale or other disposition of any beneficial interest in the Notes occurring after their initial sale, the Extension Option shall expire.

         "Business Day" means any day that is not a Saturday or Sunday and that in New York City is not a day on which banking institutions are generally authorized or required by law or executive order to be closed for business.

         "CMT Rate" means, with respect to the Determination Date, the rate displayed on the Designated CMT Telerate Page under the caption "...TSY Constant Maturities and Money Mkts ... Fed H.15 Daily," under the column for the Designated CMT Maturity Index. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on such date, then the CMT Rate for such Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related date, then the CMT Rate on such Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Rate) for the Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the Business Day next following the Determination Date, then the Calculation Agent shall determine and use the Treasury Yield for calculations.

         "Designated CMT Maturity Index" means four years (calculated based on the straight line


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




interpolation of the three- and five-year CMT Rates).

        "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on page 7055 (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant maturities as reported in H.15(519) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)).

        "Determination Date" means the ninth Business Day preceding the Initial Maturity Date.

        "Initial Maturity Date" means February 2, 2001.

        "Final Maturity Date" means February 2, 2005.

        "Minimum Reference Rate" means 5.633%.

        "Treasury Yield" means the rate equal to a straight-line interpolation of the then current "on the run" three- and five-year U.S. Treasury securities, as found on Telerate Page 500 for the day preceding the Determination Date at 5:00 p.m., New York City time. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M. on the Determination Date, then the CMT Rate shall be equal to the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as announced by the United States Department of the Treasury for Treasury securities having a maturity of four years. In the event that the results of the auction of Treasury securities having a maturity of four years are not reported as provided by 3:00 P.M., New York City time, on such Determination Date, or if no such auction is held in a particular week, then the CMT Rate will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Determination Date, of three leading primary United States government securities dealers selected by the Company, for the issue of Treasury securities with a remaining maturity closest to four years.

        RESET OF INTEREST. If the CMT Rate is less than or equal to the Minimum Reference Rate on the Determination Date and the Notes are extended at the election of the Holder thereof, the Notes will bear interest from and including the Initial Maturity Date to, but not including, the Final Maturity Date at a rate per annum equal to the sum of (i) the Minimum Reference Rate and (ii) the Spread. "Spread" means the number of basis points (which shall be no less than zero) determined by the Issuer in its sole discretion spread over the CMT Rate on a hypothetical four-year unsecured and unsubordinated debt security of the Company necessary for such debt security to trade at par, as determined by the Calculation Agent.

        EVENTS OF DEFAULT. In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.


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




         MODIFICATIONS AND WAIVERS; OBLIGATION OF THE COMPANY ABSOLUTE. The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of a majority of the aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (treated as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series or of any coupons; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable upon redemption thereof, or impair or affect the right of any Holder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities of any series, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Note which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         No reference herein to the Indenture, and no provision of this Note or of the Indenture, shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note in the manner, at the respective times, at the rate, and in the coin or currency herein prescribed.

         AUTHORIZED DENOMINATIONS. The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000. As provided in the Indenture, and subject to certain limitations set forth therein, Notes in registered form are exchangeable for a like aggregate principal amount of Notes in registered form of other authorized denominations, as requested by the Holder surrendering the same at the agency of the Issuer in Chicago, Illinois. No service charge shall be made for any such exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         REDEMPTION. The Notes may not be redeemed at the option of the Issuer on or prior to the Initial Maturity Date. The Notes may be redeemed, in whole or in part, at the option of the issuer at any time and from time to time after the Initial Maturity Date and prior to the Final

Maturity Date, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Notes at their last registered addresses, all as further provided in the Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount thereof plus accrued interest to the redemption date and (ii) the sum of the present values of the remaining scheduled payments of interest on and principal of the Notes, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (a) the yield to maturity on the U.S. Treasury securities of comparable term and (b) 0.25%.

         The Notes are not subject to any sinking fund.

         REGISTRATION OF TRANSFER. Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in Chicago, Illinois, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         THIS SECURITY IS EXCHANGEABLE ONLY IF (X) THE DEPOSITORY NOTIFIES THE ISSUER THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITORY FOR THIS GLOBAL DEBENTURE OR IF AT ANY TIME THE DEPOSITORY CEASES TO BE A CLEARING AGENCY REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, (Y) THE ISSUER IN ITS SOLE DISCRETION DETERMINES THAT THIS DEBENTURE SHALL BE EXCHANGEABLE FOR CERTIFICATED DEBENTURES IN REGISTERED FORM OR (Z) AN EVENT OF DEFAULT, OR AN EVENT WHICH WITH THE PASSAGE OF TIME OR THE GIVING OF NOTICE WOULD BECOME AN EVENT OF DEFAULT, WITH RESPECT TO THE DEBENTURES REPRESENTED HEREBY HAS OCCURRED AND IS CONTINUING, PROVIDED THAT THE DEFINITIVE DEBENTURES SO ISSUED IN EXCHANGE FOR THIS PERMANENT GLOBAL DEBENTURE SHALL BE IN DENOMINATIONS OF $1,000 AND ANY INTEGRAL MULTIPLE OF $1,000 IN EXCESS THEREOF AND BE OF LIKE AGGREGATE PRINCIPAL AMOUNT AND TENOR AS THE PORTION OF THIS PERMANENT GLOBAL DEBENTURE TO BE EXCHANGED, AND PROVIDED FURTHER THAT, UNLESS THE ISSUER AGREES OTHERWISE, DEBENTURES OF THIS SERIES IN CERTIFICATED REGISTERED FORM WILL BE ISSUED IN EXCHANGE FOR THIS PERMANENT GLOBAL DEBENTURE, OR ANY PORTION HEREOF, ONLY IF SUCH DEBENTURES IN CERTIFICATED REGISTERED FORM WERE REQUESTED BY WRITTEN NOTICE TO THE TRUSTEE OR THE SECURITIES REGISTRAR BY OR ON BEHALF OF A PERSON WHO IS BENEFICIAL OWNER OF AN INTEREST HEREOF GIVEN THROUGH THE HOLDER HEREOF. EXCEPT AS PROVIDED ABOVE, OWNERS OF BENEFICIAL INTERESTS IN THIS PERMANENT GLOBAL DEBENTURE WILL NOT BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF DEBENTURES IN CERTIFICATED REGISTERED FORM AND WILL NOT BE CONSIDERED THE HOLDERS THEREOF FOR ANY PURPOSE UNDER THE INDENTURE.

         OWNERS. The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

         NO RECOURSE AGAINST CERTAIN PERSONS. No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in this Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         DEFEASANCE. The Indenture with respect to any series will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities of such series or upon the irrevocable deposit with the Trustee of cash or U.S. Government Obligations (or a combination thereof) sufficient for such payment in accordance with Article Ten of the Indenture.

         GOVERNING LAW. The Indenture and this Note shall be deemed to be contracts made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such state.

         DEFINED TERMS. Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.




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



                                  -------------

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM - as tenants in common
        TEN ENT - as tenants by the entireties
        JT TEN - as joint tenants with right of survivorship and not as tenants in common

        UNIF GIFT MIN ACT - .........Custodian...............
                           (Cust)               (Minor)
                         Under Uniform Gifts to Minors Act

                            ........................

                                     (State)

Additional abbreviations may also be used though not in the above list.

                           --------------------------

              FOR VALUE RECEIVED, the undersigned hereby sell(s),
                         assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

[                             ]
--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


--------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________ attorney to transfer said Security on the books of the Issuer, with full power of substitution in the premises.


Dated:

                                                  ------------------------------
                                                            Signature


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


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